SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): January 10, 2006


                            FIRST SOUTH BANCORP, INC.
             (Exact name of registrant as specified in its charter)



Incorporated under the     Commission File No. 000-28037      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  57-1086258




                       1450 John B. White, Sr., Boulevard
                        Spartanburg, South Carolina 29306
                    (Address of principal executive offices)

                             Telephone: 864-595-0455


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

         On January 10, 2006, the Compensation Committee of the Board of Directors increased the annual base salary of Barry L. Slider, the Company's President and Chief Executive Officer, from $210,000 to $222,000, and increased the annual base salary of V. Lewis Shuler, the Company's Executive Vice President and Chief Financial Officer, from $117,000 to $126,000. The Committee also approved cash bonuses for Messrs. Slider and Shuler of $58,800 and $23,400, respectively.

         On January 10, 2006, the Compensation Committee also increased meeting fees for directors. Fees for monthly meetings of the Board of Directors were increased from $750 to $1,500 for all directors except the Chairman of the Board, whose fees were increased from $850 to $1,600. Fees for meetings of committees of the Board of Directors were increased from $500 per meeting to $1,000 per meeting for all committee members except committee chairs, whose fees were increased from $550 to $1,050 per meeting.














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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 FIRST SOUTH BANCORP, INC.
                                  (Registrant)



Date:  January 13, 2006          By: /s/ V. Lewis Shuler
                                    --------------------------------------------
                                    V. Lewis Shuler
                                    Executive Vice President